UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive proxy statement.
☐	Definitive additional materials.
☒	Soliciting material pursuant to §240.14a-12.

ADE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☒    No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following information may be used by ADE Corporation, or ADE, in discussing its proposed transaction with KLA-Tencor Corporation, or KLA-Tencor, with its investors or other persons:

As previously disclosed in the preliminary merger proxy statement filed by KLA-Tencor, both KLA-Tencor and ADE filed Notification and Report Forms with the Federal Trade Commission and the Antitrust Division of the Department of Justice, or the Antitrust Division, pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, or the HSR Act, by March 8, 2006. As a result, the waiting period under the HSR Act with respect to the merger between KLA-Tencor and ADE was scheduled to expire on April 7, 2006. However, prior to that date, following the submission of materials relating to the transaction to the Antitrust Division staff and consultation with the staff, KLA-Tencor voluntarily withdrew its Notification and Report Form and then re-filed the form on April 11, 2006. The effect of this re-filing was to extend the waiting period under the HSR Act to May 11, 2006. On May 10, 2006, the Antitrust Division staff informed KLA-Tencor that the Antitrust Division would not issue a second request extending the HSR Act waiting period and granted early termination of the HSR waiting period effective May 10, 2006.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed business combination of KLA-Tencor and ADE. In connection with the proposed transaction, a registration statement on Form S-4 has been filed by KLA-Tencor with the SEC. STOCKHOLDERS OF ADE ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to stockholders of ADE. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from ADE Corporation, 80 Wilson Way, Westwood, Massachusetts 02090, Attention: Chief Financial Officer, or from KLA-Tencor Corporation, 160 Rio Robles, San Jose, California 95134, Attention: Investor Relations.

KLA-Tencor, ADE and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding KLA-Tencor's directors and executive officers is available in KLA-Tencor’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on October 13, 2005, and information regarding ADE’s directors and executive officers is available in ADE’s annual report on Form 10-K for the year ended April 30, 2005, and its proxy statement for its 2005 annual meeting of stockholders, which were filed with the SEC on July 26 and August 19, 2005, respectively. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.